Adept Technology / Yaskawa Electric Corp.

                   Original Equipment Manufacturing Agreement

                                      For

                             Six Axis Manipulators


                                  CONFIDENTIAL


**** - Indicates confidential information that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.


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                                                                         Page ii

                         Adept / Yaskawa OEM Agreement
                               TABLE OF CONTENTS

Paragraph        Major Topics
                 ------------

1 Purpose and Scope of Relationship

2 Product Specifications and Technical Information

3 Pricing and Payment

4 Purchase Orders, Delivery Scheduling, Lead Times and Forecasts

5 Warranty

6 Arm Parts, Repair Service, and Maintenance

7 Product Change Management

8 Obsolescence

9 Documentation

10 Inspection and Testing

11 Indemnity

12 Product and Business Confidentiality

13 Technical Communications

14 Assignments and Delegations

15 Term and Termination

16 Force Majeure

17 Applicable Law, Jurisdiction and Venue, and Attorney's Fees

18 Miscellaneous

19 Entire Agreement

Contract Execution by Both Parties

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                                                                        Page iii

                         Adept / Yaskawa OEM Agreement

                                   APPENDICES

o Products Specifications                                   Appendix 1
o Price Schedule                                            Appendix 2
o Spares Pricing Schedule                                   Appendix 3
o Quality Planning and Data Requirements                    Appendix 4

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Adept / Yaskawa                                                           Page 1


                                Adept / Yaskawa

                   Original Equipment Manufacturing Agreement

This agreement by and between ADEPT TECHNOLOGY, INC. (hereinafter referred to as "ADEPT") and Yaskawa Electric Corp. (hereinafter referred to as "Yaskawa") is entered into for the purpose of providing OEM sales of Yaskawa robot manipulators to ADEPT. ADEPT and Yaskawa agree that the following provisions shall govern the OEM relationship between ADEPT and Yaskawa.

1. Purpose and Scope of Relationship

1.1 ADEPT will purchase and Yaskawa shall provide Mechanical Six Axis Manipulator product, Yaskawa models SV3X, UP6, UP2O, CR3, CR8, CR20, hereinafter referred to as "ARM", for incorporating with ADEPT hardware and software controls to provide an extension to ADEPT's product lines.

         ADEPT   shall   market   the  ARMs   under  its  own  trade   name  and
         responsibilities except for any industrial rights associated with the designs of the ARMs.

1.2 Yaskawa is engaged in the design, manufacturing and sales of various automation equipment and products including industrial robots in Japan and elsewhere throughout the world, and desires to expand its sales of robotics products.

1.3 Both parties desire to expand the market demand for their products through the business relationship established by this agreement.

2. Product Specifications and Technical Information

2.1      Product Specification

         Yaskawa  will sell to ADEPT ARMs and its  maintenance  and spare  parts
         (hereinafter referred to as "PARTS") which accept ADEPT's servo amplifier signal and meet the product specifications contained in ADEPT's Product Specification. Refer to Appendix #1. If changes are required to the product specifications referenced in this agreement during the course of the business relationship, both parties must formally approve the requirements and changes to be made before they are incorporated into the ARM sold to ADEPT. All notifications of product specification changes, or other contractual changes, shall be directed to ADEPT's Purchasing organization. Yaskawa guarantees that all products sold to ADEPT will meet the most current effective revision of product specifications approved by both parties. All changes to product specifications must conform to the Product Change Management Section herein. For further Product Specification

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Adept / Yaskawa                                                           Page 2

         information, refer to attached Appendix #1.

2.2      Technical Support

         In order to support ADEPT's direct market responsibility, Yaskawa will make available capable technical support personnel at ADEPT's request for any problem with the ARMs not resolved, by ADEPT engineering or customer Service or Sales Application support. The Yaskawa technical support must have adequate English speaking and writing skills or Yaskawa must supply the necessary interpreter on a timely basis. The technical support must be available during Yaskawa's factory's normal working hours and be available for emergency situations for off factory hours given a critical or emergency situation in ADEPT's judgment. Such technical support shall be limited and conducted at Yaskawa's facility in Japan. There will be no charge for this technical support service, however in the case of out of warranty (specified in section 5) Yaskawa shall charge ADEPT at a rate of $100 per man-hour.

2.3      Color and Logo Plate Specification

         The ARMs sold to ADEPT shall be painted to ADEPT's color specification and color paint chip provided to Yaskawa. Adhesive logo plates shall be supplied by ADEPT to Yaskawa and such logo plates shall be fitted by Yaskawa prior to shipment, per the ADEPT provided Logo Specification. Yaskawa shall provide and install ARM product number plates with ADEPT's name, product name, serial number, and month of production with ADEPT's approval.

2.4      Packaging Specification

2.4.1 Packaging must be able to withstand normal industry shipping (air, ship, rail and truck) requirements for vibration, shock, temperature and humidity

2.4.2 All Arm packages must have exterior markings in English which show Adept logo, part number and serial number.

3. Pricing and Payment

3.1.     Pricing

         The prices applicable to the ARMs and maintenance PARTs purchased under this agreement shall be set forth in the attached Price Schedule and Spare Parts Price Schedule. Refer to Appendices #2 and #3. Pricing shall be firm in US $ Dollars, for a period of sixteen (16) months from the date of signing of Agreement. After the

                                  CONFIDENTIAL
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Adept / Yaskawa                                                           Page 3

         initial term of the agreement, pricing shall be negotiated annually. Prior pre-agreed prices shall automatically continue into the future unless either party formally contests in writing. Negotiated prices stated in the Price Schedule and Spare Parts Price Schedule shall reflect the base unit price of the applicable ARM and/or PARTS, without the inclusion of shipping, tariff or other ancillary costs required to deliver product per ADEPT's purchase orders. Yaskawa shall invoice each shipment for the product quantities shipped times the applicable Price Schedule or Spare Parts Price Schedule unit price of FOB Japan, as authorized by the corresponding ADEPT purchase order. The trade terms under this agreement shall be governed and interpreted by and under the provisions of latest International commercial Terms (INCOTERMS).

3.2      Payment Terms

         The payment for each shipment shall be wire transferred to Yaskawa in US $ Dollars 60 days after the Bill of Landing (B/L) date. If ADEPT is delinquent in payment for two consecutive invoices, payment terms will revert to an irrevocable letter of credit at sight.

3.3      Price Schedule Changes

3.3.1 Proposed changes in prices after the initial 16 month term shall be communicated to ADEPT at least 90 days before the effective date of the change. ADEPT must agree to any changes to the price schedule in writing prior to the effective date. A release against the new price schedule shall be applicable to all orders newly issued after effective date of new price schedule

3.3.2 ADEPT shall maintain and modify, with approved changes as needed, the Price Schedule and Spare Parts Price Schedule, Appendices #1 and #2. With each price change, ADEPT will forward a copy of the revised price appendix to Yaskawa.

3.4      Price / Cost Reductions

3.4.1 ADEPT and Yaskawa agree that in order to remain competitive in the market place for the ARM product line, continual cost reductions need to be developed to reduce the overall price of the ARMs. Yaskawa shall work with its suppliers and manufacturing technology to lower the cost of manufacturing of the ARMs. ADEPT agrees to assist, to the reasonable extent possible, by working with Yaskawa's technical staff to develop value engineering opportunities to facilitate cost reductions in materials and manufacturing.

3.4.2 Both parties agree, on a case-by-case basis, to accept lower pricing of the ARMs

                                  CONFIDENTIAL
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Adept / Yaskawa                                                           Page 4

         to gain resulting incremental business

4. Purchase Orders, Delivery Scheduling, Lead Times and Forecasts

4.1      Lead Times

         Yaskawa standard lead time is sixty (60) calendar days or less for delivery of the ARMs. Yaskawa will make its best effort to reduce lead times for particular orders where ADEPT's ability to make a sale is based on quick delivery. Delivery is defined as the Bill of Lading date.

4.2      Anticipated  Ordering Level

         Purchase of the ARMs shall be for a minimum of ten (10) units per order of any combination.

4.3      Purchase Order

         Only actual signed ADEPT Purchase Orders shall be considered as the purchasing commitment. Yaskawa shall promptly acknowledge within 3 days in writing via fax, all purchase order exclusive of weekends and Japan holidays. In the event of conflict between the individual purchase order terms and conditions of this agreement, the provisions of this agreement will prevail.

4.4      Forecast and Order Release

         By the end of each month, ADEPT will provide Yaskawa via fax the following information.

4.4.1 A monthly forecast covering a 9 month outlook will be supplied by ADEPT's Purchasing organization and will be updated with every master forecast change. Purchase order will then be issued by ADEPT and Yaskawa will acknowledge scheduled ship dates accordingly. Yaskawa shall be expected to have supplier support and production capacity flexibility to be able to successfully respond to potential ADEPT customer upswing's in demand up to thirty percent (30%) within 30 calendar days.

4.4.2 The forecasts and revised forecasts provided to Yaskawa by ADEPT will be ADEPT's best efforts to estimate market demand, thus shall not be a binding obligation to place orders for ARMs.

4.5      Shipment/Delivery Schedule

         Yaskawa will provide confirmation in writing within 2 to 3 working days from shipment from Japan and information (e.g. actual ship dates, ship carrier, shipper's way bill number) necessary to confirm and track the progress of the

                                  CONFIDENTIAL
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Adept / Yaskawa                                                           Page 5

         shipment by FAX transmission. Yaskawa will invoice ADEPT for the ARM shipping and related costs to drop ship the ARM to ADEPT's customer. All customer billing will be by ADEPT to ADEPT's customer base.

         An official  interface  and designee  will be identified at Yaskawa and
         ADEPT,   (with  telephone,   fax,  and  mail  addresses)  for  official
         communications between Yaskawa and ADEPT.

4.5.1 All direct customer shipments shall be made by means of a weekly delivery schedule supplied by ADEPT's Purchasing organization by FAX (Ref.4.4.1).

4.5.2 Yaskawa shall not deliver items in advance of ADEPT required delivery dates without prior approval. If earlier deliveries are made, ADEPT may elect to return the items at Yaskawa's expense or hold the units and delay payment for a corresponding period of time.

4.5.3 ADEPT may cancel any order if the request is made at least 6 weeks in advance in advance of scheduled ship date. ADEPT is liable only for unique raw material that is in Yaskawa inventory in support of the purchase order quantity being canceled.

4.5.4 This agreement does not authorize Yaskawa to deliver any items. Yaskawa will be authorized to deliver and ADEPT will be obligated to take receipt of only those items which are scheduled for delivery on open authorized purchase orders issued by ADEPT's Purchasing organization.


5. Warranty

         The warranty assumes that "normal use" occurs and the equipment is maintained to specification, less reasonable use and wear and tear for the application intended.

5.1      Product Warranty

         Yaskawa warrants the ARM to be free from defects for a period of (12) twelve months from the date of installation, or for a period of (18) eighteen months from the date of the Bill of Landing, whichever expires first (hereinafter referred to as "warranty period").

5.2      Warranty Obligation

         Yaskawa's warranty obligation will be to ship at no charge to ADEPT an exchange replacement within three (3) working days for any field replacement part or

                                  CONFIDENTIAL
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Adept / Yaskawa                                                           Page 6

         subassembly found to be defective during the warranty period. ADEPT will return or scrap defective parts and or subassemblies at Yaskawa's direction. Yaskawa will pay the cost of transportation in both directions for the defective parts.

5.3      Major Defects

         Yaskawa will specify the standard time to replace each PART listed in the Spare Parts List, in Appendix #3. Substantial repair shall be defined as "over 10% of the units shipped in the prior three months or require more than four man hours per unit to replace in warranty period". In such cases of substantial repair, ADEPT may, at its option, return the entire ARM, subassembly or parts to Yaskawa for repair or replacement at Yaskawa's expense including transportation both ways.

5.4      Training

         Yaskawa will provide maintenance and repair training to ADEPT personnel and any third party people with whom ADEPT contracts to service the ARMs, at Yaskawa's factory in Japan. ADEPT shall send at least one of its Field Service engineers to Yaskawa's factory to receive training for 5 working days at ADEPT expense. ADEPT shall pay Yaskawa ($600) six hundred dollars per man-day. If the training is held at ADEPT, ADEPT shall reimburse Yaskawa for the expense of transportation, room and board in US $ Dollars per day. An initial training course shall be scheduled at the conclusion of this agreement. A training course may be performed once per year on a date to be mutually agreed upon.

5.5      Dead on Arrival  (DOA) and Infant  Mortality  Performance  and Warranty
         Coverage

         ARM PARTS and replacement PARTS that are DOA or have infant morality rates over an 18 month period should be less than 0.1% except for abnormal transportation damage. Packaging must be able to withstand normal industry shipping (air, ship, rail, and truck) requirements for vibration, shock, temperature and humidity.

5.6      Replacement  PARTS,  Re-manufactured,  and Repaired  Replacement  PARTS
         Warranty.

         All replacement, re-manufactured and repaired parts within the warranty period shall have the same life expectancy as a new part. All replacement parts, re-manufactured and repaired out of warranty shall have a 12 months warranty.

6.       ARM PARTS, Repair Service, and Maintenance

6.1      General Spare Replacement PARTS

         All PARTS required for the ARMs sold to ADEPT shall be listed in the Spares

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Adept / Yaskawa                                                           Page 7

         Parts Pricing Schedule. Refer to Appendix #3. All spares must be fully tested to meet the specification.

6.2      Spare  Parts  Inventory  to Respond to Customer  Needs

         ADEPT agrees to maintain a minimum set of key spare parts recommended by Yaskawa. However, Yaskawa agrees to maintain a level of stock of spare and replacement parts which will allow it to ship emergency replacements of any part within 3 working days of notification. Notification by ADEPT for emergency parts shipment orders may be made via FAX, telephone, or E:Mail. Emergency shipments will be via air freight. ADEPT will define to whom and where to ship the part(s). ADEPT will make its best efforts to advise and encourage their customers to maintain an adequate level of replacement parts (spares) to support their installed base of ADEPT equipment.

6.3      Part Revision Control

6.3.1 Yaskawa agrees to maintain records of the revision levels for all parts and relate the part revision level to the serial number of each ARM it has shipped to ADEPT. These records are to be sent upon request from ADEPT. Yaskawa shall strive to design all new revisions to be backward compatable.

6.3.2 Yaskawa shall inform ADEPT of any revision which is not backward compatable. When these cases exist, Yaskawa will stock sufficient quantities of prior revision level parts to meet any future repair requirements for products in the field.

6.4      Re-manufactured PARTS Usage

6.4.1 Only new parts can be employed in new products and new spares. Re-manufactured or used parts can not be used for new product and spare sales. Yaskawa may use either new or re-manufactured parts to replace warranty or out- of warranty returns.

6.4.2 Re-manufactured parts can be used instead of repairing a returned part for repair unless the customer's order explicitly forbids such.

6.4.3 Parts returned for re-manufacturing must be repaired and returned within:

                 Type of Part                                   Calendar  Days
                 ------------                                   --------  ----

                 Directly  repairable in Yaskawa's factory          20 days
                 Repairable  by a  supplier  to  Yaskawa            40 days

6.4.4 Yaskawa shall segregate all reworked or used parts or products from the inventory of parts sold to ADEPT for new product or spare parts sales.

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Adept / Yaskawa                                                           Page 8

6.5      Spare Part Packaging

         All products and spare parts will be packaged in a manner to prevent any shipping damage and allow safe storage and handling. All products, spare or replacement parts must have exterior markings in English which clearly show quantity, ADEPT's part number and revision level. Any used or re-manufactured parts must be marked "Re-manufactured".

6.6      Refurbishment of Used ARMs.

         ADEPT shall have the right of purchase and sale used and refurbished ARMs originally manufactured by Yaskawa under contract to ADEPT in case of refurbishment Yaskawa's obligation of warranty will be released. At the request of ADEPT, Yaskawa will provide refurbishment servicing of used ARMs for ADEPT.

7.0      Product Change Management

7.1      Configuration Control

         Yaskawa will formally notify ADEPT in writing and obtain ADEPT's approval of any design change involving form, fit or function for mechanical, electrical, and their spare PARTS. ADEPT will respond to the change request within 30 days.

7.2      Product Changes

         If for any reason compatibility is not possible, the impact to ADEPT's customer base must be assessed and discussed with ADEPT. ADEPT will expect that all spares will be upgraded within six (6) months through a recycle program and all other PARTS will be upgraded and/or replaced upon failure. These changes will be made at Yaskawa's expense.

7.3      Configuration Revision Level Compatibility Matrix

         Yaskawa  will  supply  ADEPT  with  a  revision   level   configuration
         compatibility matrix to ADEPT's specification covering the ARMs and spare PARTS.

8.       Obsolescence

8.1      Parts supply and repair period

         For all products sold to ADEPT under this agreement, Yaskawa agrees to support service and parts replacement for at least seven and 1/2 (7.5) years after Yaskawa's final ARM production shipment to ADEPT.

8.2      Yaskawa agrees to obtain ADEPT's concurrence on the obsolescence on any

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Adept / Yaskawa                                                           Page 9

         product and/or part covered by this agreement. If concurrence can not be reached, Yaskawa agrees to maintain either repair service or a new supply of the subject product and/or part for 7.5 years from notification.

9.       Documentation

9.1      Documentation

9.1.1 Yaskawa will provide manuscript and technical illustrations in fully converted English for all products sold to ADEPT for incorporation into ADEPT's user and service manuals at no cost.

9.1.2 Documentation for the ARMs will be provided to ADEPT at least four (4) weeks before the first customer deliverable shipment of ARMs. Yaskawa grants ADEPT the right to reproduce in part or in total this documentation for sales and service literature and manuals. Yaskawa shall not be responsible for the documentation reproduced by ADEPT. Documentation will be provided in the form of electronic copy with the format compatible with Windows95, Microsoft Word Office 97 or later, using ADEPT's standard manual format.

9.2 Specific documentation shall include but not be limited to the following:

         A)  Service  manual  for  ARMs  including  mechanical   assemblies  and
         schematics.

         B) Spare parts lists for ARM.

         C) Trouble shooting guide for ARM.

         D) Mechanical and electrical specifications for ARM.

         E) Assembly drawings

         F) User preventive maintenance

10.      Inspection and Testing

10.1     Factory Calibration and Testing

         Yaskawa shall conduct factory calibration and perform testing of all ARM products in accordance with standard Yaskawa defined products. Yaskawa shall provide ADEPT copies of all factory calibration and test procedures and shall notify ADEPT of all future changes. Yaskawa shall maintain record of calibration data and test results for all ARMS and shall supply ADEPT copies of documentation within five working days upon request. Prior to each ARM shipment, Yaskawa shall supply ADEPT calibration data in a mutually agreed format and method of communication.

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Adept / Yaskawa                                                          Page 10

10.2     Inspection

         ADEPT shall have the right to periodically inspect Yaskawa's production process for products sold to ADEPT at Yaskawa's facility as mutually agreed upon within ten days notice before any visit. ADEPT shall retain the right to verify test results and acceptance of any product before it is shipped from Yaskawa's facility. Refer to See Appendix #4.

10.3     Quality Data

         Yaskawa agrees to provide manufacturing quality, manufacturing process and reliability data for the products covered by this agreement per Appendix #4.

11.      Indemnity

11.1 Yaskawa will defend, at its expense, any claim or suit brought against ADEPT, or any ADEPT customer using products originally manufactured by Yaskawa, based on claim that the use of any product delivered constitutes an infringement of a patent, copyright, or any other intellectual property right issued by an country in which ADEPT does business. Yaskawa will indemnify ADEPT and ADEPT's customers from any costs, damages and fees finally awarded against ADEPT in an action attributable to such a claim, including any legal fees incurred by ADEPT to defend itself. ADEPT will notify Yaskawa for prior approval for such legal action.

12.      Product and Business Confidentiality

         The partnership, product assembly and working relationship between ADEPT and Yaskawa are mutually considered a special relationship. Information or disclosed knowledge which is identified as confidential by giving party to be Company Confidential, especially related to potential new products, new or changing product markets and related business actions and conditions. It is expected, as an integral part of the contractual and partnership relationship, that such discussions, or transmitted or otherwise disclosed information, which is identified as confidential by giving party, should be treated as strictly Company Confidential between both parties, their employees and applicable suppliers. Notwithstanding the above confidential information does not include any information which is already in the public domain or is already owned by the receiving party prior to disclosure.

12.1     Customer List Confidentiality

         Yaskawa will not disclose to any outside party any information about ADEPT's customer base or business. Yaskawa is prohibited from using such disclosed

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Adept / Yaskawa                                                          Page 11

         ADEPT customer base names and key contacts to advertise, promote, sell or market its own products through any verbal or written or other transmitted medium without specific advance written authorization of ADEPT.

12.2     ADEPT Customer Contact and Business Competitive Restrictions

         Yaskawa agrees not to use this relationship as a means to contact any ADEPT customer without the formal prior written agreement of ADEPT. If the customer relationship had been established by Yaskawa prior to the execution this business agreement, this restriction will not apply.

12.3     Proprietary Information

12.3.1 Proprietary information will be identified by written notification by either party to the other, prior to disclosure, Each party agrees to treat the other party's Proprietary Information in a manner similar to how it treats its own Proprietary Information during the initial term and any renewal terms of this Agreement and for three (3) years after its expiration or sooner termination, and will not use the Proprietary Information outside people within its company who have a need to know without the other permission.

12.3.2 Obligations to protect the others' Proprietary Information shall not apply to the extent such information; (a) was in the recipient party's lawful and unrestricted possession prior to disclosure by the other party as evidenced by written record; (b) is generally available to the public; (c) has been received lawfully and in good faith by either party, from a third party who did not receive it from the disclosing party; or (d) is independently developed the by the recipient without reference to the Proprietary Information and without violation of any confidentially restriction.

12.4     Non-Disclosure

         Neither party will disclose the terms or contents of this Agreement to any third party except as mutually agreed, or as required by statute, regulation, or court order.

12.5     Public Disclosure

         All public disclosure of any terms of our relationship for publicity or business purposes by either company must be reviewed and mutually agreed by ADEPT and Yaskawa prior to disclosure.

13.      Technical Communications

         Technical discussions related to this Agreement and related products between the ADEPT's and Yaskawa's engineering, manufacturing and/or quality personnel, are

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Adept / Yaskawa                                                          Page 12

         hereby authorized to preclude misunderstandings or misinterpretations. However, all changes in the contractual scope of work, pricing or delivery schedule, materials or data related to this Agreement shall be effective only if mutually agreed by a ADEPT purchase order change order and Yaskawa order acknowledgment, or a duly executed amendment to this Agreement.

14.      Assignments and Delegations

         This agreement shall be mutually beneficial and be binding upon the parties and their respective successors and assignees. Neither party shall assign or delegate this Agreement or any rights, privileges or obligations under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, no such consent shall be required for any such assignment of delegation by a party which is part of or incident to the sale or other transfer, whether by sale, merger, consolidation, or other corporate reorganization, of all or substantially all of such party's assets and business, so long as the assignees or successor shall be a corporation owning or retaining all or substantially all of such assets and business and shall have assumed all of such party's obligations under this agreement except as the said successors and assignees or their Licenser, license, affiliated company complete with the other party.

15.      Term and Termination

15.1     Initial Term

         The Initial Term of this Agreement shall be sixteen (16) month from date of signing. Unless specifically formally contested in writing by either party, this agreement will automatically extend in twelve (12) month increments. This agreement will not extend beyond ten (10) years. Given this agreement is contested by either party, or both parties hereto shall discuss with each other the extension or expiration of this Agreement in good faith six (6) months prior to the above expiration date. If both parties cannot reach agreement, this Agreement will expire on said date.

15.2     Defaults

         If either party defaults in the performance of any provision of this Agreement, then the non-defaulting party must give written notice to the defaulting party and the defaulting party has sixty(60) days to cure the default.

15.3     Compensation

         In the event either party fails to cure any defaults as outlines in paragraph 15.2,

                                  CONFIDENTIAL
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Adept / Yaskawa                                                          Page 13

         the other party shall be due compensation in an amount equal to their actual investment in this program or the profit margins on anticipated sales for the balance of the term of this agreement, which ever is greater. A maximum amount of compensation will be established.

15.4     Termination

         Upon   termination  of  this  Agreement   whether  as  provided  or  by
         operational of law or otherwise, all obligation undertaken hereunder shall terminate except:

         A) Yaskawa's of its obligations under section 5, 6, or 7 of this Agreement which deal with warranty and service of products sold to ADEPT prior to the termination of this Agreement.

         B) Yaskawa's obligation to deliver to ADEPT all orders for the ARM's accepted by Yaskawa prior to the effective date of termination.

         C) ADEPT's obligation to pay any amount which was or became due to Yaskawa prior to termination, or is to become due after termination.

15.5     Manufacturing Agreement

         ADEPT will have all the right to manufacture ARMs if Yaskawa becomes insolvent (no longer in business) or is no longer manufacturing ARMs. In such a case, ADEPT agrees to pay royalty at a rate mutually agreed upon at later date.

16.      Force Majeure

         Neither party shall be liable for any obligation under this Agreement if fulfillment of any such obligation has been delayed, hindered or prevented by force majeure, including strikes, riots, civil commotion or any circumstances beyond the reasonable control of the parties to this Agreement, provided that the suspension of fulfillment of any obligation under this Agreement shall be limited to the duration necessary for removal of the effects of the force majeure.

17.      Applicable Law, Jurisdiction and Venue, and Attorney's Fees

17.1     Law

         This Agreement shall be governed by and interpreted in accordance with the laws of the land. ADEPT and Yaskawa will work out a fair settlement between the two parties. If one cannot be reached, it will go to arbitration. This arbitration will be held in the defending company's country in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The arbitration proceedings shall be binding and conclusive upon the parties hereto.

                                  CONFIDENTIAL

Adept / Yaskawa                                                          Page 14

17.2    Fees

         Reasonable attorney's fees and costs shall be awarded to the prevailing party in the event of arbitration involving the enforcement or interpretation of the Agreement. Such fees and costs shall be decided by the arbitrator(s).

18.      Miscellaneous

18.1 This Agreement and all notices, reports, documentation, or other communications hereinafter shall be in English language, and in case of any conflict between the English version and any translated version of this Agreement or any such communication, the English version still govern.

18.2 Failure of either party to enforce a provision of this Agreement or waiver by either party of a breach of a provision of this Agreement shall not be construed as waiver of a succeeding breach or provision. If any provision is held to be invalid or unenforceable, the invalidity shall not affect the validity of the remaining provisions. The parties may also agree to substitute, for the invalid provision, a valid provision that most closely approximates the intent and economic effect of the invalid provision.





















                                  CONFIDENTIAL

Adept / Yaskawa                                                          Page 15

19.      Entire Agreement

         This Agreement constitutes and expresses the entire agreement and understanding between the parties hereto with respect to all the matters herein referred to. All previous discussion, promises, agreements, memoranda, representations, and understanding relative thereto, if any, had between the parties hereto, are herein merged or superseded.

ADEPT TECHNOLOGY, INC                        YASKAWA Electric Corporation

Executed: /s/ Marcy Alstott                  Executed: /s/ Koji Toshima
          --------------------------                   -----------------------
Officer:      Marcy Alstott                  Officer:      Koji Toshima
Title:        V.P. Operations                Title:        Managing Director &
                                                           General Manager
                                                           Robotics Division
On:   August 29, 2000                        On:     August 29, 2000








                                  CONFIDENTIAL

Adept / Yaskawa                                                          Page 16

                            Appendices to Agreement
--------------------------------------------------------------------------------

Appendix #1    Product Specifications
Appendix #2    Price Schedule
Appendix #3    Spare Parts Price Schedule
Appendix #4    Quality Planning


                                  CONFIDENTIAL

Adept / Yaskawa                                                          Page 17


                         Adept / Yaskawa OEM Agreement
                                  Appendix #2
                                 Price Schedule
                 Prices are hereby established for each model*


--------------------------------------------------------------------------------
          Model                              Unit Price $(US)
          -----                              ----------------

          ****                                     ****

--------------------------------------------------------------------------------
                                    Table 1

*With Mutually Agreed Conditions as stated below

1) Currency is in US $ and will be adjusted up or down based on a 10 Yen incremental movement from a targeted Yen rate of 105 Yen/Dollar. Base Rate:
     105 Yen/Dollar (see Table 2)

2)   FOB Japan.

3)   Price includes packaging.

4)   Exchange Rate determined by Yahoo on-line exchange rate.






                                  CONFIDENTIAL

Adept / Yaskawa                                                          Page 18

-----------------------------------------------------------------------------------------------
     Product Price       Exchange Rate       Yen Per Dollar
         Table
-----------------------------------------------------------------------------------------------
Product                                    ****

-----------------------------------------------------------------------------------------------
                                         Table 2
-----------------------------------------------------------------------------------------------




                                       CONFIDENTIAL

Adept / Yaskawa                                                          Page 19

                         Adept / Yaskawa OEM Agreement
                                  Appendix #3
                           Spare Parts Price Schedule


                        To Be Finalized by Both Parties
                                      and
                         Provided Under Separate Cover


                                  CONFIDENTIAL

Adept / Yaskawa                                                          Page 20

                         Adept / Yaskawa OEM Agreement
                                  Appendix #4
                             Adept Quality Planning



                        To Be Finalized by Both Parties
                                      and
                         Provided Under Separate Cover


                                  CONFIDENTIAL